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DELOITTE &
  TOUCHE LLP
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       LOGO[]   3900 US Bancorp Tower     Telephone: (503)222-1341
                111 SW Fifth Avenue       Facsimile: (503)224-2172
                Portland, Oregon  97204-3698


                                                        Exhibit 23


INDEPENDENT AUDITORS' CONSENT


Pacific Telecom, Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-00191 on Form S-3 of our report dated January 30, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for other postretirement benefits in the year ended December 31,
1993), appearing in this Annual Report on Form 10-K of Pacific Telecom, Inc. for the year ended December 31, 1995.





DELOITTE & TOUCHE LLP

Portland, Oregon
March 19, 1996









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Deloitte Touche
Tohmatsu
International
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